UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 15, 2005

Black Box Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction		(IRS Employer
of Incorporation)	(Commission File Number)	Identification No.)

1000 Park Drive
Lawrence, Pennsylvania		15055
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (724) 746-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     As of March 15, 2005, the Board of Directors of Black Box Corporation (the “Company”) amended the Company’s 1992 Stock Option Plan (the “Employee Plan”) to expressly prohibit the repricing of outstanding stock options or stock appreciation rights without stockholder approval.

     As of such date, the Board of Directors also adopted amendments to the Company’s 1992 Director Stock Option Plan (the “Directors’ Plan”) to (i) provide that the Committee (as defined in the Directors’ Plan) administering the Directors’ Plan shall consist of no fewer than two members of the Board of Directors, each of whom shall be a “Non-Employee Director” within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934, as amended and (ii) expressly prohibit the repricing of outstanding stock options or stock appreciation rights without stockholder approval.

     The foregoing amendments are reflected in the copies of the Employee Plan and Directors’ Plan filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits. The following exhibits are being filed in accordance with Item 601 of Regulation S-K:

Exhibit No.	Description
10.1	Black Box Corporation 1992 Stock Option Plan (As Amended through March 15, 2005)

10.2	Black Box Corporation 1992 Director Stock Option Plan (As Amended through March 15, 2005)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Box Corporation

Date: March 18, 2005	By:	/s/ Michael McAndrew

Michael McAndrew
Chief Financial Officer, Treasurer and
Principal Accounting Officer